Exhibit 99.1

Energy Recovery Reports Second Quarter Financial Results

San Leandro, Calif., July 30, 2020 - Energy Recovery Inc. (Nasdaq: ERII) (“Energy Recovery,” “we,” “our,” or the “Company”), a leader in pressure energy technology for industrial fluid flows, today announced its financial results for the second quarter ended June 30, 2020.

Second Quarter 2020 Highlights:

•	Product revenue of $19.3 million, flat year-over-year and a sign of stability of the desalination industry in a period of global uncertainty

•	License and development revenue of $24.4 million related to the termination of the license agreement between the Company and Schlumberger Technology Corporation (“Schlumberger”)

•	Product gross margin of 66.0%, a decrease of 550 basis points year-over-year, of which 370 basis points are due to COVID-19 temporary reductions in manufacturing

•
Net income of $16.9 million, or diluted earnings per share of $0.30, an increase of $0.23 year-over-year, including $17.2 million, net of tax related to the termination of the license agreement between the Company and Schlumberger and the impairment of related long-lived assets.

Year-to-Date 2020 Highlights:

•	Product revenue of $38.3 million, an increase of 8% year-over-year

•	License and development revenue of $26.9 million of which $24.4 million is related to the termination of the license agreement between the Company and Schlumberger

•	Product gross margin of 68.0%, a decrease of 250 basis points year-over-year

•
Net income of $17.5 million, or diluted earnings per share of $0.31, an increase of $0.20 year-over-year, including $17.2 million, net of tax related to the termination of the license agreement between the Company and Schlumberger and the impairment of related long-lived assets.

“Our performance this quarter demonstrates the resiliency of our business and the capabilities of our team to adapt to unprecedented global circumstances. Despite these challenges, the continued growth of mega SWRO projects and conversion of thermal desalination facilities to SWRO is driving increased demand for our technology and concurrent growth in our revenue,” said Bob Mao, Chairman of the Board, President and CEO of Energy Recovery.

Mr. Mao continued, “I am pleased with these results and continue to expect 20 to 25 percent year-over-year annual growth in our water segment. In addition, we remain focused on generating near-term shareholder value from our VorTeq technology. We are in a good place following our simulated frac test with Liberty Oilfield Services in June 2020, and we are approaching the challenges that remain, including completing two to three live well beta tests, in a disciplined manner. As with any R&D initiative, we will not hesitate to shelve or stop spending on efforts that do not meet the technical readiness, profit and ROI objectives that we have set.”

COVID-19 Pandemic

In early April 2020, following the Company’s decision to temporarily suspend manufacturing activities at its San Leandro headquarters the last two weeks of March, the Company commenced limited manufacturing in accordance with federal, state and local regulations and guidance with enhanced safety measures in place, including staggered shifts to ensure social distancing between workers, personal safety equipment for each worker, including masks and gloves, cleanings and disinfections between and during shifts, and starting in July weekly testing of employees working on site. The Company resumed full production in May 2020 with enhanced safety measures remaining in place to contain the spread of COVID-19 and to first of all ensure the health and safety of its employees, as well as to protect Energy Recovery’s business in the future.

While any effect of the pandemic has had only a limited effect on the Company’s financials to date, the Company’s gross margin for the first half of 2020 was negatively affected due to reduced production output while the plant was underutilized. Based on the Company’s current rate of production, the Company believes that it will be able to fulfill our existing delivery obligations in fiscal year 2020 and beyond.

Second Quarter 2020
Revenues
For the second quarter ended June 30, 2020, the Company generated total revenue of $43.6 million, an increase of $20.8 million, or 91%, compared to $22.8 million in the second quarter ended June 30, 2019.

The Water segment generated total product revenue of $19.3 million for the second quarter ended June 30, 2020, compared to $19.2 million for the second quarter ended June 30, 2019. This increase was due primarily to higher Mega-Project Development (“MPD”) and Aftermarket (“AM”) shipments offset by lower Original Equipment Manufacturer (“OEM”) shipments. We view this stability in the water segment as a real sign of strength as Energy Recovery, and the overall desalination industry, finds its way through this pandemic. MPD has been largely unaffected by global events and continues to be the driver of growth in the desalination industry, and for Energy Recovery.

The Oil & Gas (“O&G”) segment generated total revenue of $24.4 million for the second quarter ended June 30, 2020, an increase of $20.8 million, or 582%, compared to $3.6 million for the second quarter ended June 30, 2019. During the three months ended June 30, 2020, the Company and Schlumberger entered into an agreement to terminate the VorTeq License Agreement effective June 1, 2020. As there were no future performance obligations to be recognized under the VorTeq License Agreement, the Company recognized in full the remaining deferred revenue balance of $24.4 million during the quarter. There will be no license and development revenue recognized in future quarters in relation to the VorTeq License Agreement. As a result of the termination of the VorTeq License Agreement, the Company is now free to market the VorTeq™ technology to all companies in the broader pressure pumping market.

Product Gross Margin
For the second quarter ended June 30, 2020, product gross margin was 66.0%, a decrease of 550 basis points from 71.5% in the second quarter ended June 30, 2019. This decrease was due primarily to an increase of $0.7 million, or 370 basis points, in cost of product revenue related to the reduced utilization of the Company’s manufacturing facilities during the second quarter prior to the Company’s return to full manufacturing in May 2020, as well as the increased overhead costs of the Company’s Tracy, California facility. Based on current production levels, the Company does not at this time expect to continue to experience decreases in the product gross margin due to the pandemic.

Operating Expenses
For the second quarter ended June 30, 2020, operating expenses were $15.8 million, an increase of $2.5 million, or 19%, compared to $13.3 million for the second quarter ended June 30, 2019. This increase was due primarily to $2.3 million in impairment expenses of certain long-lived assets that were directly related to the VorTeq License Agreement, continued investment in research and development including O&G testing activities, offset by lower personnel-related costs and travel expenses.

COVID-19 did not have a material effect on operating expenditures during the three months ended June 30, 2020.

Bottom Line Summary
To summarize the Company’s financial performance, on a quarterly basis, the Company reported a net income of $16.9 million, or $0.30 per diluted share for the second quarter ended June 30, 2020, compared to a net income of $3.7 million, or $0.07 per diluted share for the second quarter ended June 30, 2019.

Cash Flow Highlights
The Company finished the second quarter ended June 30, 2020 with cash and cash equivalents of $63.0 million, and short-term and long-term investments of $33.9 million, which represents a combined total of $96.9 million.

Forward-Looking Statements
Certain matters discussed in this press release and on the conference call are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including the Company’s belief that there will be increased demand for our technology resulting in growth in our revenue; the Company will be able to generate near-term shareholder value from our VorTeq technology; the Company will be able to monetize the VorTeq technology; the Company we will be able to fulfill our existing delivery obligations in fiscal year 2020 and beyond; and at this time, we will not continue to experience decreases in the product gross margin due to the COVID-19 pandemic. These forward-looking statements are based on information currently available to us and on management’s beliefs, assumptions, estimates, or projections and are not guarantees of future events or results. Potential risks and uncertainties include the Company’s ability to achieve the milestones under the VorTeq license agreement, any other factors that may have been discussed herein regarding the risks and uncertainties of the Company’s business, and the risks discussed under “Risk Factors” in the Company’s Form 10-K filed with the U.S. Securities and Exchange Commission (“SEC”) for the year ended December 31, 2019 as well as other reports filed by the Company with the SEC from time to time. Because such forward-looking statements involve risks and uncertainties, the Company’s actual results may differ materially from the predictions in these forward-looking statements. All forward-looking statements are made as of today, and the Company assumes no obligation to update such statements.

Conference Call to Discuss Second Quarter 2020 Financial Results
LIVE CONFERENCE CALL:
Thursday, July 30, 2020, 2:00 PM PDT / 5:00 PM EDT
Listen-only, US / Canada Toll-Free: +1 (877) 709-8150
Listen-only, Local / International Toll: +1 (201) 689-8354
Access code: 13704670

CONFERENCE CALL REPLAY:
Expiration: Sunday, August 30, 2020
US / Canada Toll-Free: +1 (877) 660-6853
Local / International Toll: +1 (201) 612-7415
Access code: 13704670

Investors may also access the live call or the replay over the internet at ir.energyrecovery.com. The replay will be available approximately three hours after the live call concludes.

Disclosure Information
Energy Recovery uses the investor relations section on its website as means of complying with its disclosure obligations under Regulation FD. Accordingly, investors should monitor Energy Recovery’s investor relations website in addition to following Energy Recovery’s press releases, SEC filings, and public conference calls and webcasts.

About Energy Recovery Inc.
For more than 20 years, Energy Recovery, Inc. (NASDAQ: ERII) has created technologies that solve complex challenges in industrial fluid-flow markets. We design and manufacture solutions that reduce waste, improve operational efficiencies, and lower the production costs of clean water and oil and gas. What began as a game-changing invention for water desalination has grown into a global business delivering solutions that enable more affordable access to these critical resources. Headquartered in the San Francisco Bay Area, Energy Recovery has manufacturing, research and development facilities across California and Texas. In addition, our worldwide sales and technical service organization provides on-site support for our line of water solutions. For more information, please visit www.energyrecovery.com.

Contact
Investor Relations
ir@energyrecovery.com
(281) 962-8105

ENERGY RECOVERY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	June 30, 2020	December 31, 2019
	(In thousands)
ASSETS
Current assets:
Cash and cash equivalents	$62,970	$26,387
Short-term investments	28,409	58,736
Accounts receivable, net	12,816	12,979
Inventories, net	9,915	10,317
Prepaid expenses and other current assets	4,987	4,548
Total current assets	119,097	112,967
Long-term investments	5,510	15,419
Deferred tax assets, non-current	12,231	16,897
Property and equipment, net	18,838	18,843
Operating lease, right of use asset	16,810	11,195
Goodwill	12,790	12,790
Other intangible assets, net	57	65
Other assets, non-current	639	598
Total assets	$185,972	$188,774
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,860	$1,192
Accrued expenses and other current liabilities	6,771	9,869
Lease liabilities	1,196	1,023
Contract liabilities	980	15,746
Total current liabilities	10,807	27,830
Lease liabilities, non-current	17,155	11,533
Contract liabilities, non-current	97	13,120
Other non-current liabilities	496	278
Total liabilities	28,555	52,761
Commitments and contingencies (Note 8)
Stockholders’ equity:
Common stock	61	61
Additional paid-in capital	173,729	170,028
Accumulated other comprehensive income (loss)	119	(37)
Treasury stock	(30,486)	(30,486)
Accumulated earnings (deficit)	13,994	(3,553)
Total stockholders’ equity	157,417	136,013
Total liabilities and stockholders’ equity	$185,972	$188,774

ENERGY RECOVERY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
	(In thousands, except per share data)
Product revenue	$19,256	$19,226	$38,257	$35,298
Product cost of revenue	6,549	5,483	12,233	10,418
Product gross profit	12,707	13,743	26,024	24,880

License and development revenue	24,352	3,570	26,895	7,293

Operating expenses:
General and administrative	5,599	5,500	12,480	11,079
Sales and marketing	1,497	2,181	3,635	4,343
Research and development	6,352	5,480	13,061	9,734
Amortization of intangible assets	4	157	8	313
Impairment of long-lived assets	2,332	—	2,332	—
Total operating expenses	15,784	13,318	31,516	25,469
Income from operations	21,275	3,995	21,403	6,704

Other income (expense):
Interest income	255	528	675	1,051
Other non-operating expense, net	(18)	(48)	(30)	(72)
Total other income, net	237	480	645	979
Income before income taxes	21,512	4,475	22,048	7,683
Provision for income taxes	4,586	756	4,501	1,310
Net income	$16,926	$3,719	$17,547	$6,373

Earnings per share:
Basic	$0.30	$0.07	$0.32	$0.12
Diluted	$0.30	$0.07	$0.31	$0.11

Number of shares used in per share calculations:
Basic	55,614	54,681	55,513	54,400
Diluted	56,371	56,110	56,438	55,764

ENERGY RECOVERY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Six Months Ended June 30,
	2020	2019
	(In thousands)
Cash flows from operating activities:
Net income	$17,547	$6,373
Adjustments to reconcile net income to cash (used in) provided by operating activities
Stock-based compensation	2,595	3,071
Depreciation and amortization	2,751	1,952
Amortization (accretion) of premiums and discounts on investments	215	(30)
Deferred income taxes	4,666	1,285
Provision for warranty claims	173	242
Impairment of long-lived assets	2,332	—
Other non-cash adjustments	55	259
Changes in operating assets and liabilities:
Accounts receivable, net	101	(4,986)
Contract assets	(198)	2,147
Inventories, net	260	(725)
Prepaid and other assets	(278)	1,026
Accounts payable	1,285	14
Accrued expenses and other liabilities	(4,012)	(2,942)
Income taxes	3	47
Contract liabilities	(27,789)	(7,730)
Net cash (used in) provided by operating activities	(294)	3
Cash flows from investing activities:
Sales of marketable securities	9,767	—
Maturities of marketable securities	43,286	47,993
Purchases of marketable securities	(12,855)	(46,549)
Capital expenditures	(4,410)	(4,685)
Net cash provided by (used in) investing activities	35,788	(3,241)
Cash flows from financing activities:
Net proceeds from issuance of common stock	1,128	4,581
Tax payment for employee shares withheld	(23)	(62)
Net cash provided by financing activities	1,105	4,519
Effect of exchange rate differences on cash and cash equivalents	(15)	—
Net change in cash, cash equivalents and restricted cash	36,584	1,281
Cash, cash equivalents and restricted cash, beginning of year	26,488	22,138
Cash, cash equivalents and restricted cash, end of period	$63,072	$23,419

ENERGY RECOVERY, INC.
SUPPLEMENTAL FINANCIAL INFORMATION
(Unaudited)

	Three Months Ended June 30, 2020				Three Months Ended June 30, 2019
	Water	Oil & Gas	Corporate	Total	Water	Oil & Gas	Corporate	Total
	(In thousands)
Product revenue	$19,256	$—	$—	$19,256	$19,226	$—	$—	$19,226
Product cost of revenue	6,549	—	—	6,549	5,483	—	—	5,483
Product gross profit	12,707	—	—	12,707	13,743	—	—	13,743

License and development revenue	—	24,352	—	24,352	—	3,570	—	3,570

Operating expenses
General and administrative	456	421	4,722	5,599	563	412	4,525	5,500
Sales and marketing	1,124	18	355	1,497	1,559	319	303	2,181
Research and development	960	4,517	875	6,352	1,103	4,305	72	5,480
Amortization of intangible assets	4	—	—	4	157	—	—	157
Impairment of long-lived assets	—	2,332	—	2,332	—	—	—	—
Total operating expenses	2,544	7,288	5,952	15,784	3,382	5,036	4,900	13,318

Operating income (loss)	$10,163	$17,064	$(5,952)	21,275	$10,361	$(1,466)	$(4,900)	3,995
Other income, net				237				480
Income before income taxes				$21,512				$4,475

	Six Months Ended June 30, 2020				Six Months Ended June 30, 2019
	Water	Oil & Gas	Corporate	Total	Water	Oil & Gas	Corporate	Total
	(In thousands)
Product revenue	$38,257	$—	$—	$38,257	$35,194	$104	$—	$35,298
Product cost of revenue	12,233	—	—	12,233	10,230	188	—	10,418
Product gross profit (loss)	26,024	—	—	26,024	24,964	(84)	—	24,880

License and development revenue	—	26,895	—	26,895	—	7,293	—	7,293

Operating expenses
General and administrative	861	1,162	10,457	12,480	1,097	776	9,206	11,079
Sales and marketing	2,800	76	759	3,635	3,208	582	553	4,343
Research and development	1,862	9,764	1,435	13,061	1,908	7,668	158	9,734
Amortization of intangible assets	8	—	—	8	313	—	—	313
Impairment of long-lived assets	—	2,332	—	2,332	—	—	—	—
Total operating expenses	5,531	13,334	12,651	31,516	6,526	9,026	9,917	25,469

Operating income (loss)	$20,493	$13,561	$(12,651)	21,403	$18,438	$(1,817)	$(9,917)	6,704
Other income, net				645				979
Income before income taxes				$22,048				$7,683